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                                                                   EXHIBIT 10.25


                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into as of the 19th day of December, 1999, by and between Peter W. Nauert ("Nauert") and Ceres Group, Inc., a Delaware corporation, as successor to Central Reserve Life Corporation, an Ohio corporation (the "Company") and amends the Employment Agreement entered into by such parties dated June 30, 1998 (the "Agreement"), the First Amendment to Employment Agreement dated March 18, 1999 (referred to as the "First Amendment") and the Second Amendment to Employment Agreement dated June 15, 1999 (referred to as the "Second Amendment" and the Agreement, the First Amendment and the Second Amendment are collectively referred to as the "Amended Agreement").

     WHEREAS, Nauert and the Company desire to further amend and restate certain provisions of the Amended Agreement to correct the number of shares payable by the Company to Nauert on July 1, 2001.

     NOW THEREFORE, in consideration of the covenants set forth herein, the parties hereto agree as follows:

     1. Amendment of Section 2.

     Section 2(a) of the Second Amendment shall be amended to correct the number of shares of common stock of the Company that Nauert will receive on July 1, 2001 as follows:

     The sentence of Section 2(a) that currently states "Also, on July 1, 2001, Nauert shall receive 58,559 shares of Common Stock" shall be deleted and replaced with "Also, on July 1, 2001, Nauert shall receive 25,225 shares of Common Stock."

     2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to its principles of conflicts of law.

     3. Severability. If any provision of this Amendment is held for any reason to be invalid, it will not invalidate any other provisions of this Amendment which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto. Rather, such invalid provision shall be construed so as to give it the maximum effect allowed by applicable law.

     4. Headings. Paragraph headings hereunder are for convenience only and shall not affect the meaning or interpretation of the provisions of this Amendment.


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     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original without production of the others.

     6. Full Force and Effect. Except as expressly stated in this Amendment, all terms and provisions of the Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                     CERES GROUP, INC.


                                     By: /s/ Charles E. Miller, Jr.
                                        ----------------------------------
                                     Its: Executive Vice President and CFO
                                         ---------------------------------


                                     /s/ Peter W. Nauert
                                     -------------------------------------
                                         Peter W. Nauert